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                                                                     EXHIBIT 3.3
                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 GUITAR CENTER, INC.

         GUITAR CENTER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         FIRST: At a meeting of the Board of Directors of the Corporation held on January 15, 1997, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing its officers to submit said amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         "WHEREAS, in connection with the Corporation's proposed initial public offering, the Board of Directors of the Corporation deems it to be desirable and in the best interests of the Corporation and its stockholders to amend the Corporation's Certificate of Incorporation to: (i) provide for the mandatory conversion of each share of 8% Junior Preferred Stock, $.01 par value, of the Corporation into shares of Common Stock contemporaneous with the consummation of this Offering; and (ii) amend the notice provisions applicable to the redemption of any shares of 14% Senior Preferred Stock, $.01 par value, of the Corporation;

         WHEREAS, all of the members of the Board of Directors have determined that such mandatory conversion of Junior Preferred Stock into Common Stock shall be a "grant, award or other acquisition from the issuer" satisfying the applicable conditions set forth in Rule 16b-3(d) promulgated pursuant to the 1934 Act;

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         RESOLVED, that paragraph (b) of Section 6 of Subpart A of Article IV of the Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

    In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Sections 5(a) of Subpart A hereof on or prior to June 30, 1997, notice of such redemption shall be given by telecopy on or prior to one business day following the pricing of the Initial Public Offering, to each holder of record of the shares to be redeemed at such holder's telecopier number, as the same appears on the stock register of the Corporation. Notwithstanding the foregoing sentence or the final sentence of this paragraph (b), no holder to whom the Corporation has failed to give said notice or whose notice was defective shall have any remedy against the Corporation for such failure to give notice or for such defective notice, as the case may be. In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Section 5(a) after June 30, 1997 or 5(b) or 5(d) of Subpart A hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Notwithstanding the foregoing sentence or the final sentence of this paragraph (b), neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or whose notice was defective. Each such notice shall state: (i) the


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    redemption date; (ii) the number of shares of Senior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue or accrete, as the case may be, on such redemption date.

         FURTHER RESOLVED, that Section 7 of Subpart B of Article IV of the Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

         (a) In the event the Corporation shall consummate an Initial Public Offering, the Corporation will convert all of the shares of Junior Preferred Stock then outstanding into Common Stock, such conversion (the "MANDATORY CONVERSION") to occur automatically upon the closing of an Initial Public Offering. Each share of Junior Preferred Stock being converted pursuant to the Mandatory Conversion shall convert into such number of shares of Common Stock as is equal to the Junior Preferred Liquidation Value per share, divided by a number (the "AVERAGE ESTIMATED IPO PRICE") equal to the average of the high and low points of the range of estimated initial public offering price to the public (excluding underwriting discounts and commissions), as set forth on the cover page of the initial version of the "red herring" prospectus filed with the Securities and Exchange Commission in connection with the Initial Public Offering, with any fractional shares being redeemed by the Corporation for cash in an amount equal to such fractional share amount multiplied by the Average Estimated IPO Price. The Average Estimated IPO Price shall be set forth in an officer's certificate certified by the Chief Executive Officer, Chief Financial Officer, Treasurer, President or any Vice President, and such officer's certificate shall be placed in the minute books of the Corporation. A copy of such certificate shall be forwarded to each holder of Junior Preferred Stock.

         (b) In the event of a Mandatory Conversion, dividends on such shares of Junior Preferred Stock shall cease to accrue, and all rights of the holders thereof as holders of Junior Preferred Stock shall cease. Upon surrender of the certificates for any shares so converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice with respect to such Mandatory Conversion shall so state), such shares shall be converted by the Corporation in accordance with the provisions of this Section 7. No Accumulated and Unpaid Junior Preferred Dividends shall be paid on any shares of Junior Preferred Stock converted into Common Stock pursuant to the Mandatory Conversion, and the right to receive such Accumulated and Unpaid Junior Preferred Dividends shall be cancelled in exchange for the conversion of shares of Junior Preferred Stock into shares of Common Stock pursuant to the Mandatory Conversion.

         FURTHER RESOLVED, that the Certificate of Amendment of the Certificate of Incorporation setting forth the foregoing resolutions shall be filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that such Certificate of Amendment shall be effective simultaneously with the consummation of the Initial Public Offering."

         SECOND: Said amendments shall be effective simultaneously with the consummation of the Initial Public Offering.

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         THIRD:  Thereafter, by written consent of the holders of 97.92% of the issued and outstanding shares of Common Stock, holders of 97.92% of the issued and outstanding shares of Junior Preferred Stock and holders of 100% of the issued and outstanding shares of Senior Preferred Stock, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of the amendments, and prompt written notice in accordance with Section 228(d) of the General Corporation Law of the State of Delaware has been given to those stockholders of the Corporation who have not consented in writing.

         FOURTH: Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
                                      * * * * *
                               (Signature Page Follows)

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         IN WITNESS WHEREOF, Guitar Center, Inc. has caused this certificate to be signed by Larry Thomas, its President, and Bruce Ross, its Secretary, as of the 24th day of January, 1997.


GUITAR CENTER, INC.


By   /S/LARRY THOMAS
  --------------------------------
    President


Attest:



      /S/BRUCE ROSS
--------------------------------------
    Secretary


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